UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2022 (September 27, 2022)

Zenosense, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54936	26-3257291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2205 No. 100 Dongfang Road Pudong New Area, Shanghai, PRC	200120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-15800945528

400 Blake, Apt. 3401

New Haven, Connecticut 06515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2022, Custodian Ventures LLC, the stockholder of the Series A Preferred Stock of Zenosense, Inc. (the “Company”) and Gold Box Group entered into a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which Custodian Ventures LLC sold all of the 10,000,000 shares Series A Preferred Stock (the “Shares”) it owned to Gold Box Group. The Shares accounted for approximately 94% of the Company’s outstanding shares on a fully diluted basis, assuming the Shares were fully converted to common stock of 500,000,000 shares.

The description of the Stock Purchase Agreement in this current report is summary only and is qualified in its entirety by the terms of the Stock Purchase Agreement which is attached hereto as exhibit 10.1.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

Information contained under Item 1.01 above is hereby incorporated by reference in its entirety.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTEMTN OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

Effective September 28, 2022, Mr. David Lazar resigned from all his officer positions, as the President, CEO, Treasurer, CFO, Secretary and sole Board member of the Company. On the same day, the Board of Directors appointed Ms. Ying Wang as the Chairman, Ms. Ruirui Xu as an executive director, Mr. Ping Xu as an independent director, Mr. Zhongjian Hu as the CEO and Mr. Dong Wei as the CFO, effective immediately.

Ms. Ying Wang has worked in the financial securities industry for more than 15 years, and has rich social contacts and related resources in banks, brokerage firms, insurance companies, and enterprises. Ms. Wang has worked as executive director in Sichuan Joseph (Industry) Co., Ltd. since June 2013. She obtained bachelor’s degree from the Department of Economic Management of Sichuan Normal University.

Ms. Ruirui Xu has worked in the financial industry for more than 10 years and has rich financial professional knowledge and compliance risk control experience. Ms. Xu has worked as Financial Manager in Sichuan Huatai Spot Management Co., Ltd. since November 2019. From April 2014 to November 2019, she worked at Ping An Bank as Internal Control Manager. Ms. Xu obtained bachelor’s degree from the Law Department of Sichuan Normal University.

Mr. Ping Xu has rich experience in enterprise management and operation. He has worked as general manager in Sichuan Huatai Yise Information Co., Ltd. since May 2016. From June 1989 to May 2000, he worked as assistant to the president of ICBC Sichuan Branch. From June 2000 to May 2016, he was the director of the logistics department, and general manager of ICBC Chengdu Pujiang Shuxiu Hotel. Mr. Xu obtained bachelor’s degree from the Department of Enterprise Management of Sichuan University.

Mr. Zhongjian Hu worked as project manager in Chengdu Aixinlong Construction Co., Ltd. from December 2018 to December 2021, and has worked as project manager in Sichuan Huatai Spot Market Management Co., Ltd. since December 2021. He has participated in the development and construction of various engineering projects, and has rich experience in project management and operation. Mr. Zhang obtained bachelor’s degree from the Law Department of Sichuan Normal University.

Mr. Dong Wei has 27 years of experience in securities brokerage, investment consulting, asset management, investment banking, compliance risk control, fund management. He has worked in Sichuan Huatai Spot Market Management Co., Ltd. since December 2019. From December 2018 to June 2019, he worked at Industrial Securities Sichuan Branch as General Manager of Direct Sales Department. Mr. Wei obtained bachelor’s degree from the Department of Social Work and Management in the Higher Education Examination of Sichuan Normal University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated September 27, 2022 by and between Custodian Ventures LLC and Gold Box Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENOSENSE, INC.

Date: October 17, 2022	By:	/s/ Ying Wang
Ying Wang
Chairman

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